UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2006

Encore Medical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26538	65-0572565
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Metric Blvd., Austin, Texas		78758
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 832-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 24, 2006, Encore Medical Corporation ("Encore") completed its acquisition (the "Merger") of Compex Technologies, Inc. (Compex"), pursuant to the Agreement and Plan of Merger dated November 11, 2005, with consideration paid by Encore consisting of approximately eighteen million shares of Encore common stock. Encore also incurred approximately $17 million in debt in connection with the transaction, which was primarily used to pay off Compex's existing debt. The shareholders of Encore and Compex both approved the transaction on February 23, 2006.

Kenneth W. Davidson will serve as Chief Executive Officer of Compex, now a wholly-owned subsidiary of Encore, as a result of acquisition. Dan W. Gladney, Compex's President and Chief Executive Officer, and Marshall T. Masko, Compex's President of Worldwide Consumer Products, have resigned their positions.

Following consummation of the Merger, Compex's common stock was delisted from the Nasdaq National Market. Encore's common stock trades on the Nasdaq National Market under the symbol "ENMC". The issuance of Encore's common stock under the Merger Agreement as described above was registered under the Securities Act of 1933, as amended, pursuant to the Company's registration statement on Form S-4 (File No. 333-130533) (the "Registration Statement") filed with the SEC on December 20, 2005, amended on January 19, 2006, and declared effective on January 20, 2006. The joint proxy statement-prospectus included in the Registration Statement contains additional information about this transaction.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed with the SEC on November 15, 2005, as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company and incorporated herein by reference.

The press release issued on February 27, 2006 by the Company announcing the closing of the Merger (the "Closing"), is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

On February 27, 2006, Encore issued a press release announcing the completion of the acquisition of Compex. The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item, with respect to the Merger described in Item 2.01 herein were included as part of the Registration Statement, and to the extent required, any additional financial statements, will be filed as soon as practicable, and in any event no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the Merger described in Item 2.01 herein were included as part of the Registration Statement, and to the extent required, any additional pro forma statements, will be filed as soon as practicable, and in any event no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(c) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit 2.1 Agreement and Plan of Merger, dated November 11, 2005, by and among Encore Medical Corporation, Encore-Snow Acquisition Corp. and Compex Technologies, Inc. (previously filed with the Securities and Exchange Commission on November 15, 2005 as Exhibit 2.1 to the Current Report on Form 8-K filed by Encore and incorporated herein by reference).

Exhibit 99.1 Press Release, dated February 27, 2006, announcing the closing of the Merger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encore Medical Corporation

February 27, 2006	By:	/s/ Harry L. Zimmerman

Name: Harry L. Zimmerman
Title: Executive Vice President - General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated Februray 27, 2006